Exhibit 10.1


Agreement of Lease, made as of February 16, 2001, between 461 FIFTH AVENUE ASSOCIATES, LLC, a New York Limited Liability Company, c/o Colliers ABR, Inc., 40 East 52nd Street, New York, New York 10022

party of the first part, hereinafter referred to as OWNER, or LANDLORD, and Cross Media Marketing Corp., having officers at 410 Park Avenue, Suite 830, New York, NY 10022 party of the second part, hereinafter referred to as TENANT,

Witnesseth:    Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire retable area of the nineteenth (19th) floor as shown on the floor plan attached hereto as Schedule A (the "Nineteenth Floor"), which the parties agree, consist of 6,516 retable square feet of area (the "demised premises" or the "Demised Premises") in the building known as 461 Fifth Avenue (the "Building") constructed by Landlord on the land (the "Land") described in Schedule B attached hereto, in the in the Borough of Manhattan, City of New York (the Building and the Land are hereinafter collectively referred to as the "Property"), for a term (the "Term") of approximately 10 years 1 month (or until such term shall earlier cease and expire as hereinafter provided) to commence and end as provided in Article 37 of the lease rider (the "Rider") attached hereto and made a part hereof, at the annual rental rate (the "fixed annual rent") specified in Insert A hereto which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment in cash or by check (drawn upon a bank which is a member of the New York Clearing House), in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

        In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

        The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent and additional rent as above and as hereinafter provided.

Occupancy:        2. Tenant shall use and occupy the demised premises for
                  general and executive offices and for no other purpose. (See
                  Article 45 of Rider)

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Tenant
Alterations:      3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may reasonably require. Tenant shall remove all of "Tenant's Property" (defined in Article 40) and
                  "Tenant's Changes" (defined in ss. 57.01) in the Demised
                  Premises prior to the expiration or earlier termination of this Lease except those as to which Landlord shall have agreed prior to installation of same may remain in the Demised
                  Premises. Nothing in this Article shall be construed to give
                  Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal upon Tenant's vacating of the Demised
                  Premises. All property permitted or required to be removed, by Tenant upon Tenant's vacating of the Demised Premises at the end of the term which remains in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense. (See
                  Article 57 of Rider.)

Maintenance
and Repairs:      4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

                  (a) Landlord, without cost to Tenant (except as otherwise herein provided), shall maintain, repair and replace, as necessary, and keep in good order and in safe, clean and first-class condition, all Building exterior glass windows, all structural portions of the Building, and all base Building systems which provide services to the Demised Premises which Landlord is herein required to provide to Tenant, including, without limitation the plumbing, sprinkler, heating, ventilating and air conditioning systems, Building electrical and mechanical lines and equipment associated therewith, and elevators and "Common Areas" (hereinafter defined);

                  (b) Supplementing Article 29 below, and without limiting subarticle (a) above, Landlord shall provide the following services and facilities, without cost to Tenant except as otherwise herein provided:


(i) connections to New York City sewage facilities, common area vermin extermination, toilet facilities and supplies and hot and cold water to Building standard bathrooms;


(ii) heating, ventilation, and air conditioning ("HVAC Service") to the demised premises when and as required by law and from 8 a.m. to 6 p.m. on Monday through Friday except on holidays ("Business Days") and 8 a.m. to 1 p.m. on Saturday except on holidays ("Building Hours"); provided, however, that air conditioning shall be furnished to the Demised Premises only on Business Days between May 15th and September 30th, except as provided in (iii) below.


(iii) HVAC Service for the demised premises at times other than Building Hours (or in the case of air conditioning, Business Days), upon receipt of reasonable prior notice from Tenant. Landlord may bill Tenant in arrears by monthly invoice for providing HVAC Service outside of Building Hours, at its then-applicable Building standard hourly rate (with a minimum four (4) hours charge for any one instance).


(iv) passenger and freight elevator service, access. and Common Area lighting necessary to permit use of the demised premises by Tenant, twenty four (24) hours per day, seven (7) days per week; provided, however, that Tenant shall pay on demand, the customary Building charges for freight elevator service and all expenses incurred by Landlord for security or technical personnel which are necessary in connection therewith at times other than during Building Hours;


(v) at Tenant's cost at Building-standard rates established by Landlord from time to time, replacement of all necessary light bulbs, tubes and ballasts required to maintain a light level throughout the demised premises reasonably adequate for Tenant's business operation;


(vi) removal of ice, snow and debris from the sidewalks in front of the Building as and when required in Landlord's reasonable judgment;


(vii) facilities for Tenant's loading, unloading, delivery and pick-up activity: provided however that Tenant shall pay on demand, all expenses incurred by Landlord for security or technical personnel which are necessary in connection therewith at times other than during Building Hours;


(viii) cleaning services as provided for in Schedule E attached hereto. At Tenant's expense, Landlord will provide such additional cleaning services as may be requested by Tenant in writing; and


(ix) a telephone number or numbers at which Tenant can at all times reach the Landlord's property management company which is responsible for managing the Property. (See Article 57 of Rider.)

Window Cleaning:  5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements
of Law, Fire
Insurance, Floor
Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's reasonable satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of the lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. The live floor load for the Demised Premises is fifty (50) pounds per square foot, as set forth in the Building's certificate of occupancy. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance. Landlord represents that the use of the Demised Premises for general, administrative and executive offices is permitted under the certificate of occupancy for the Building. Tenant shall, at its own cost, comply with any future changes in governmental requirements and any notices of violations hereafter filed which may require physical alterations in the Demised Premises or the restrooms on the floor of the Building on which the Demised Premises are located, provided, however, Tenant's out-of-pocket expense to perform structural repairs pursuant to this paragraph shall be limited to the then current monthly fixed rent payable hereunder.

Subordination,
Non-Disturbance
and Attainment:   7. (a) This Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien (but not the terms and provisions) of each mortgage and to each underlying lease which may at any time affect Landlord's interest in any of the Land and Building (all such mortgages and leases being collectively referred to herein as the "Underlying
                  Interests"), provided that each such Underlying Interest which is a mortgage shall provide (or its holder shall agree in a separate instrument) that in the event of any foreclosure of such mortgage. Tenant will not be made a party defendant to such foreclosure (Mitsui Fudosan America, Inc., which holds the existing mortgages on Landlord's interest, hereby agrees, by executing this Lease, that in the event of any foreclosure of such mortgages, Tenant will not be made a part defendant to such foreclosure) and each Underlying Interest which is a lease (except the existing ground lease under which Landlord is the lessee) shall provide (or the landlord thereunder shall agree in a separate instrument) that Tenant's rights under and in accordance with this Lease shall be recognized by such landlord in the event that its direct tenant's estate shall end under such lease, provided Tenant shall in such case agree to attorn to such party as its direct landlord upon all of the terms of this Lease (Tenant hereby agrees not to prepay rent hereunder more than one month in advance of its due date without the prior written consent of each holder of an Underlying Interest) and provided that in all such cases, Tenant's possession of the demised premises and its other rights under this Lease shall not be disturbed by reason thereof so long as there shall be no default by Tenant under this Lease beyond the applicable grace periods hereunder provided for the curing of such default.

                  (b) Tenant shall be entitled to rely upon any writing purportedly executed on behalf of a holder of an Underlying Interest, directing Tenant to make all future rent payments to such holder and Tenant shall not be liable to Landlord for any payment made to such holder in accordance with such notice.

Property Loss,
Damage Reimbursement
Indemnity:        8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the willful misconduct or negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage
                  Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. (See Article 49 of Rider)

Destruction,
Fire and Other
Casualty:         9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless
                  Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control.
                  After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.
                  (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof, provided however, Landlord shall provide notice to Tenant within sixty
                  (60) days from the date of the casualty setting forth
                  Landlord's reasonable estimate of the date upon which Landlord will be able to substantially complete its repair and restoration of the demised premises. If Landlord's notice states that in Landlord's reasonable estimate such repair and restoration shall not be able to be substantially completed within six (6) months after the date of the casualty, then
                  Tenant shall have the right, to be exercised within seven (7) days after the receipt of such notice to terminate this Lease with ten (10) days prior notice. If Tenant shall exercise its termination right hereunder, then upon the expiration of the ten (10) day notice period, this Lease shall terminate automatically as if the term of this Lease had expired. If
                  Landlord has initially estimated that it would be able to substantially complete such restorations within such six (6) month period but then is not able to do so, then Tenant with ten (10) days prior written notice shall have the right to terminate this Lease by notice to Landlord given no later than seven (7) days and six (6) months from the date of the casualty. If Tenant shall exercise its termination right hereunder, then upon the aforesaid termination date, this Lease shall terminate automatically as if the term of this Lease had expired. Notwithstanding the foregoing, in the event that the demised premises is damaged by fire or other casualty during the last six (6) months of the Term which renders the demised premises untenantable and Tenant ceases its business activities therein as of the date of such occurrence, then
                  Tenant shall have the option to terminate this Lease as of the date of such casualty upon ten (10) days' prior written notice to Owner. If Tenant shall so exercise such termination right, this Lease shall terminate on such date as if the term of this Lease had expired. In the event of the termination of this Lease by Landlord or Tenant pursuant to this Article, Tenant shall forthwith quit, surrender and vacate the Demised
                  Premises without prejudice, however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to the date of such casualty and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

                  Owner and Tenant each hereby release and discharge the other party and any officer, agent, employee or representative of such party from any liability for loss or damage to property caused by fire or other casualty.

Eminent Domain:   10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

assignment
Mortgage, Etc.:   11. (See Article 42 of Rider)



Electric
Current:          12. (See Article 43 of Rider)



Access to
Premises:         13. (See Article 44 of Rider)



Vault, Vault
Space, Area:      14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:        15. Tenant will not at any time use or occupy the demised
                  premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part.
                  Tenant has inspected the premises and accepts them as is. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations .

Bankruptcy:       16. (a) Anything elsewhere in this lease to the contrary
                  notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute or (3) after the conclusion of all Tenant's bankruptcy proceedings and any related cases and appeals of such proceedings and cases.
                  Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease, provided however, if this Lease is assumed or assigned under Title 11 of the U.S. Code (bankruptcy code) or any similar Federal or State statute, then the provisions of this Article 16 may be applicable, at Owner's option, to both the Tenant and the Party then owning Tenant's interest in this lease.

                  (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four (4%) percent per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. (See Article 41 of Rider)

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen
                  (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of the said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written fifteen (15) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said fifteen (15) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such fifteen (15) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                  (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; and (subject to Article 56) such default in payment remains uncured for five (5) days after notice from Landlord, then and in any of such events Owner may without notice, re-enter the demised premises, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease has not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, and Landlord terminates this Lease in consequence thereof pursuant to this Article 17 Owner may cancel and terminate such renewal or extension agreement by written notice. (See Articles 45 and 56 of Rider)

Remedies of
Owner and
Waiver of
Redemption:       18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent which shall have accrued up to the date of such re-entry, expiration or dispossess shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, at Landlord's option, either (i) any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease or, (ii) the net present value as of the date of such re-entry, expiration or dispossess of the excess of (x) the rental stream under the Lease for the scheduled remainder of the Term is above (y) the fair market rental value of the Demised Premises for the scheduled remainder of the Term. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder.
                  In the event of a breach of threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise. (See Article 49 of Rider)

Fees and
Expenses:         19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, and all applicable grace, notice and cure periods have expired, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, reasonably makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building
Alterations
and Management:   20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations
by Owner:         21. Neither Owner nor Owner's agents have made any
                  representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:      22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. (See Article 49 of Rider)

Quite
Enjoyment:        23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to
Give Possession:  24. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of
                  Section 223-a of the New York Real Property Law.

No Waiver:        25. The failure of Owner or Tenant to seek redress for
                  violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided.
                  No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of
Trial by Jury:    26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other
                  (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to
Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof or any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:  28. (See Article 47 of Rider).

Services
Provided by
Owners: 29. Water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days as set forth in Schedule E at Owner's expense provided that the same are kept in order by Tenant. Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the repairs, alterations, replacements or improvements with due diligence.

Captions:         30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:      31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restraint, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall mean all days except Saturdays, Sundays and all days as observed by the City, State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable
                  Operating Engineers contract with respect to HVAC service.
                  Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent
Excavation
Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and
Regulations:      33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations as set forth in Schedule D hereof and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given to Tenant in such manner provided in Article 47 of this Lease. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American
                  Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security          34. See Article 50 of Rider.

Estoppel
Certificate:      35. Tenant, at any time, and from time to time, upon at least
                  10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and
Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of a default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.


                 ---------------------------------------------


In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.



 ............................................


Witness for Tenant:


 ............................................



LANDLORD:


461 Fifth Avenue Associates, LLC


By:     Mitsui Fudosan America, Inc.


        By:      /s/
           ---------------------------------
             Name:
             Title


LEASEHOLD MORTGAGEE


Mitsui Fudosan America, Inc.


By:      /s/
   -----------------------------------------
     Name:
     Title:


TENANT:


Cross Media Marketing Corp.


By: /s/ Richard Kaufman
   -----------------------------------------
     Name:  Richard Kaufman
     Title: President

                        LEASE RIDER FOR 461 Fifth Avenue
                       TENANT: Cross Media Marketing Corp.
                            SPACE: Entire 19th Floor


                                   ARTICLE 37


                          COMMENCEMENT AND END OF TERM

        37.01 A. The "Commencement Date" of the Term shall be the date on which Landlord delivers a fully executed copy of this Lease to Tenant or its designee.

        B. The "Expiration Date" of the Term shall be the last day of the month following the month in which the tenth (10th) anniversary of the Commencement Date shall occur.

        C. The term "Lease Year" or "lease year" as used in this Lease shall mean each successive twelve (12) month period, respectively, commencing on the Commencement Date and its successive anniversaries.


                                   ARTICLE 38


                           TAX AND EXPENSE ESCALATION

        38.01 A. For purposes hereof, the following definitions shall apply:

               (a) The term "Base Tax" shall mean the average of the Taxes (as hereinafter defined) for the July 1, 2000 to June 30, 2001 and the July 1, 2001 to June 30, 2002 New York City real estate tax fiscal years.

               (b) The term "Tax Year" shall mean each period of twelve (12) months which includes any part of the Term which now or hereafter is or may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

               (c) The term "Taxes" shall mean (i) all real estate taxes, assessments, sewer and water rents, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the Property and the sidewalks, plazas or streets adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent (other than any occupancy or rent tax payable by Tenant pursuant to Article 38.03), and levied against Landlord and/or the Property under the laws of the United States, the City or State of New York, or any political subdivision thereof, and
        (ii) any commercially reasonable expenses incurred by Landlord, including commercially reasonable fees paid to attorneys and appraisers, in contesting any of the items set forth in this subclause (c)(i), or the assessed valuations of all or any part of the Property. If due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, however designated, shall be levied against Landlord, and/or the Property, in addition to, or in substitution in whole or in part for any tax which would constitute Taxes, or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term Taxes. There shall not be included in the term "Taxes," any interest or penalty which results from Landlord's failure to pay Taxes before delinquency.

               (d) The term "Tenant's Tax Share" shall mean three and twenty-four one-hundredths percent (3.24%).

               (e) The term "Escalation Statement" shall mean a statement certified by Landlord setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as hereinafter defined), as the case may be, or for some portion thereof pursuant to this Article 38.

        B. Tenant shall pay to Landlord as additional rent for each Tax Year a sum equal to Tenant's Tax Share of the amount by which the Taxes for such Tax Year exceed the Base Tax ("Tenant's Tax Payment"). At the beginning of each Tax Year, Landlord shall furnish Tenant an annual Escalation Statement (subject to revision as hereinafter provided) for such Tax Year setting forth Tenant's Tax Payment for such Tax Year. Upon request of Tenant from time to time after Tenant's receipt of an Escalation Statement, Landlord shall furnish Tenant with a copy of its tax bill for the Property for the relevant Tax Year. Tenant's Tax Payment shall be due and payable in installments on the first day of each month during such Tax Year in an amount equal to one-twelfth (1/12th) of such Tenant's Tax Payment for such Tax Year. If an annual Escalation Statement is furnished to the Tenant after the commencement of the Tax Year to which it relates, then (a) until such Escalation Statement is rendered, Tenant shall pay Tenant's Tax Payment for such Tax Year in installments based upon the last Escalation Statement rendered to Tenant with respect to Taxes and (b) Tenant shall, within thirty (30) days after such annual Escalation Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Tenant's Tax Payment theretofore paid by Tenant for such Tax Year and, in the event of an overpayment by Tenant, Landlord shall allow credits in an aggregate amount of such overpayment to Tenant against subsequent payments of Fixed Annual Rent and additional rent payable under this Article 38.01; provided, however, that if such credits for overpayment of Taxes or a portion thereof are due and owing to Tenant after the termination of this Lease and after all

Fixed Annual Rent and additional rent obligations of Tenant under this Lease have been paid to Landlord, then Landlord shall pay promptly to Tenant the amount of such credits then due and owing to Tenant. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year to Tenant, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid or credited, as appropriate, in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid to the appropriate taxing authorities on any date or dates other than as presently required, then Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments aggregating Tenant's portion thereof are due at least thirty (30) days prior to the date such payments are due to the taxing authorities. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

        C. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall allow a credit to Tenant against subsequent payments of Fixed Annual Rent and additional rent payable under this Article 38.01, equal to Tenant's Tax Share of the refund, but not in excess of Tenant's Tax Payment paid for such Tax Year; provided, however, that if such credit or a portion thereof is due and owing to Tenant after the termination of this Lease and after all Fixed Annual Rent and additional rent obligations of Tenant under this Lease have been paid to Landlord, then Landlord shall pay promptly to Tenant the amount of such credit then due and owing to Tenant.

        38.02  A.  For purposes hereof, the following definitions shall apply:

               (a) The term "Expense Base Factor" shall mean the Expenses (as hereinafter defined) of the Building during the 2001 calendar year.

               (b) The term "Operating Year" shall mean each calendar year which includes any part of the Term.

               (c) The term "Tenant's Expense Share" shall mean three and seventy-four one-hundredths percent (3.74%).

               (d) The term "Expenses" shall mean the total of all the costs and expenses (and taxes thereon, if any) incurred by Landlord with respect to the operation and maintenance of the Property and the services provided to the tenants of the Building computed on an accrual basis in accordance with generally applied real estate practices, consistently applied, including, without limitation, the following costs and expenses to the extent the same are not excluded as one of the "Operating Expense Exclusions" (as hereinafter defined), with respect to: steam, gas and any other fuel or utilities; water rates and sewer rents; air conditioning for areas other than those leased to individual tenants; heating and related ventilation; electricity as indicated by meter for areas other than those leased to individual tenants, or if there be no meter, as determined by a reputable, independent electrical consultant selected by Landlord whose determinations shall be binding on Landlord and Tenant ("Landlord's Electrical Consultant"); elevators and escalators; metal, elevator cab, lobby, plaza, basement gardens, sidewalk, curb and other public area maintenance and cleaning; interior and exterior landscaping and decoration; painting of non-tenant areas; window cleaning; building standard cleaning service supplied to tenants by Landlord; the purchase price or rental cost, as applicable, of all non-capital building and cleaning supplies, tools, materials, machinery and equipment and certain capital expenditures which are specified below as exceptions to exclusions; depreciation of hand tools and other movable equipment used in the operation or maintenance of the Property; fire, extended coverage, boiler and machinery, sprinkler apparatus, public liability and property damage, loss of rental, fidelity and plate glass insurance and any other insurance required by the holder of any mortgage or ground lease covering the Property or customarily carried with respect to buildings similar to the Building; wages, and salaries, training costs, bonuses, disability benefits, hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense respecting employees of the Landlord up to and including the level of the building manager; uniforms and working clothes for such employees and the cleaning and replacement thereof; expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; salaries of bookkeepers and accountants; commercially reasonable professional and consulting fees, including legal and accounting fees; charges for independent contractors performing work included within the definition of Expenses; business improvement district or similar association fees or dues; telephone charges and stationery; guards, watchmen, and other security personnel services and/or systems; maintenance of the Building directory; Building telephone(s); non-capital repairs, replacements and improvements which are necessary or appropriate for the continued operation of the Building as a first-class office building; and management fees for the management of the Building, or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in the Borough of Manhattan for first class office buildings similar to the Building.

               (e) The following costs and expenses are excluded from Expenses ("Operating Expense Exclusions"):

                      (i) the cost of electricity, if any, furnished to the
               Demised Premises and other space leased to tenants as measured by meters, or if there be no meters, as determined by Landlord's Electrical Consultant;

                      (ii) expenses incurred by Landlord to lease space to a new tenant or to retain existing tenants including leasing commissions, advertising and promotional expenditures;

                      (iii) expenses incurred by Landlord to prepare, renovate,
               repaint, decorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building;

                      (iv) salaries for Landlord's executives above the grade of building manager;

                      (v) amounts received by Landlord through proceeds of
               insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder;

                      (vi) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent to which Landlord is compensated therefor through proceeds of insurance or condemnation award;

                      (vii) advertising and promotional expenditures other than
               for prospective building employees of the Landlord (which expenditures shall be included within the definition of Expenses);

                      (viii) Taxes;

                      (ix) expenses for the replacement of any item covered
               under any third party warranty to the extent such sum is collectible by Landlord under such warranty;

                      (x)    reserves;

                      (xi) costs for performing Landlord's work for any
               individual tenant or for performing work or furnishing services to or for individual tenants at such tenant's expense;

                      (xii) expenditures for capital improvements except those
               set forth in 38.02.A.(f) below and except those which under generally applied real estate practice are expensed or regarded as deferred expenses and except for capital expenditures required by law or insurance requirements, in either of which cases the cost thereof shall be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten
               (10) years, with interest at an annual rate of two percent (2%) in excess of the prime interest rate of Chase Bank, as publicly announced from time to time or if Chase Bank shall cease to exist or cease to announce such rate, any similar rate designated by Landlord which is publicly announced from time to time by any other bank in the City of New York having combined capital and surplus in excess of One Hundred Million Dollars ($100,000,000) ("Prime Rate");

                      (xiii) payments on account of rent under a ground lease
               (if any) of the Land and/or Building and on account of or under any mortgage on the Property and the costs and expenses of refinancing same;

                      (xiv) depreciation and amortization of any portion of the
               Property except as expressly herein permitted;

                      (xv) expenses incurred by Landlord to resolve disputes,
               enforce or negotiate lease terms with prospective or existing tenants or in connection with any ground leasing, financing, sale or syndication of the Property;

                      (xvi) interest, principal, points and fees, amortization
               or other costs associated with any debt (except as herein expressly permitted) and rent payable under any lease and all costs and expenses associated with any such debt or lease;

                      (xvii) any penalty or fine incurred by Landlord due to
               Landlord's violation of any federal, state, or local law or regulation, compliance with which is the responsibility of Landlord hereunder and any interest or penalties due for late payment by Landlord of any of the Expenses;

                      (xviii) expenses for any item or service for which Tenant
               pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenant, occupants of the property, or third parties other than as escalation rent pursuant to a provision similar to this Article 38;

                      (xix) expenses for providing any item or service to any
               other tenants in the Building but not provided to Tenant;

                      (xx) a property management fee for the Building in excess
               of commercially reasonable rates;

                      (xxi) salaries of (i) employees above the grade of
               building manager, and (ii) that portion of Landlord's expenses which is not allocable to the Property for employees whose time is not spent directly and solely in the operation of the Property;

                      (xxii) Landlord's general corporate overhead and
               administrative expenses except to the extent it is incurred solely for the Property;

                      (xxiii)fees paid to affiliates of Landlord to the extent
               that such fees exceed the customary amount charged for the services provided.

               (f) If Landlord shall purchase any item of capital equipment or make any capital expenditures designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses in accordance with the following. The costs of such capital equipment or capital expenditures, with interest at an annual rate of two percent (2%) per annum over the Prime Rate, are to be amortized on a straight line basis over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure and such annual allocated portion shall be included in Expenses for the comparative year in which the costs are incurred and such subsequent comparative years. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the comparative year in which they were incurred.

               (g) If during all or part of any Operating Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building, due to the fact that such portions are not occupied or leased, then, for the purpose of computing the additional rent payable hereunder, the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building.

        B. If the Expenses for any Operating Year exceed the Expense Base Factor, Tenant shall pay to Landlord as additional rent for such Operating Year a sum equal to Tenant's Expense Share of the amount by which the Expenses for such Operating Year exceed the Expense Base Factor ("Tenant's Expense Payment").

        C. At the beginning of each Operating Year, Landlord shall furnish to Tenant an Escalation Statement (subject to revision as hereinafter provided) setting forth Landlord's reasonable estimate of Tenant's Expense Payment for such Operating Year. Tenant shall pay to Landlord in installments on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12) of Landlord's estimate of Tenant's Expense Payment for such Operating Year. If Landlord shall furnish such estimate for an Operating Year after the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Article 38.02.C. for the last month of the preceding Operating Year; (b) Landlord shall notify Tenant in the Escalation Statement containing such estimate whether the installments of Tenant's Expense Payment previously paid for such Operating Year were more or less than the installments which should have been paid for such Operating Year pursuant to such estimate and (i) if there shall be an underpayment, Tenant shall pay the amount thereof within thirty (30) days after being furnished with such Escalation Statement or (ii) if there shall be an overpayment, Tenant shall be entitled to a credit in the aggregate amount thereof against subsequent payments of Fixed Annual Rent and additional rent payable under this Article 38.02 (provided, however, that if such credit or a portion thereof is due and owing to Tenant after the termination of this Lease and after all Fixed Annual Rent and additional rent obligations of Tenant under this Lease have been paid to Landlord, then Landlord shall pay promptly to Tenant the amount of such credit then due and owing to Tenant); and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter for the balance of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Expense Payment as shown on such estimate. Landlord may at any time and from time to time (but not more often than four (4) times in any Operating Year) furnish to Tenant an Escalation Statement setting forth Landlord's revised estimate of Tenant's Expense Payment for a particular Operating Year and Tenant's Expense Payment for such Operating Year shall be adjusted and paid or credited, as applicable, in the same manner as provided in the preceding sentence.

        D. Within 120 days after the end of each Operating Year, Landlord shall submit to Tenant an annual Escalation Statement prepared by Landlord setting forth the Expenses for the preceding Operating Year and the balance of Tenant's Expense Payment, if any, due to Landlord from Tenant for such Operating Year or the credit to which Tenant shall be entitled hereunder. If such annual Escalation Statement shall show that the sums paid by Tenant under this Article
38.02 exceeded Tenant's Expense Payment for such Operating Year, Tenant shall be entitled to a credit in the amount of such excess against subsequent payments of Fixed Annual Rent and additional rent payable under this Article 38.02 (provided, however, that if such credit or a portion thereof is due and owing to Tenant after the termination of this Lease and after all Fixed Annual Rent and additional rent obligations of Tenant under this Lease have been paid to Landlord, then Landlord shall pay promptly to Tenant the amount of such credit then due and owing to Tenant). If such annual Escalation Statement shall show that the sums so paid by Tenant were less than Tenant's Expense Payment for such Operating Year, Tenant shall pay the amount of such deficiency to the Landlord within thirty (30) days after being furnished with such annual Escalation Statement.

        38.03 Tenant shall pay to Landlord within thirty (30) days of demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, which Landlord is now or hereafter required to pay with respect to the Demised Premises or this Lease. The term "additional rent" shall include the additional charges under this Article 38 and any and all of Tenant's Tax Payments, Tenant's Expense Payments and any payments due under this Lease other than fixed annual rent.

        38.04 If the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or if the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operating Year, then Tenant's Tax Payment and/or Tenant's Expense Payment for such partial year shall be equi-tably adjusted taking into consideration the portion of such Tax Year or Operating Year falling within the Term. Landlord shall, as soon as reasonably practicable, cause an Escalation Statement with respect to Taxes for the Tax Year and/or Expenses for the Operating Year in which the Term expires to be prepared and furnished to Tenant. Such Escalation Statement shall be prepared as of the expiration date of the Term if such date is December 31, and if not, as of the first to occur of June 30 or December 31 after the expiration date of the Term. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

        38.05 In no event shall the fixed annual rent ever be reduced by operation of this Article 38. The rights and obligations of Landlord and Tenant under the provisions of this Article 38 shall survive the termination of this Lease, and payments shall be made pursuant to this Article 38 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration or other termination of the Term, provided such Escalation Statement is furnished to Tenant within 120 days after the end of the year in which the Term expires or otherwise terminates.

        38.06 Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year.

        38.07 The annual Escalation Statements to be furnished by Landlord as provided above shall be in reasonable detail and certified by Landlord but need not be audited or certified by accountants. The Escalation Statements thus furnished to Tenant shall, except as provided in ss. 38.08 below, constitute a final determination as between Landlord and Tenant of the Expenses and Taxes for the periods represented thereby.

        38.08 (a) Within three (3) months after receipt of an Escalation Statement, Tenant shall have the right, by notice to Landlord, to require Landlord to permit Tenant to review Landlord's documentation supporting the figures and calculations in such Escalation Statement and dispute the inclusion and amount of any item or items therein. Any objections not raised (with particularity as to its objection, as aforesaid) within such three (3) month period shall be deemed waived. Landlord shall make available such supporting documentation (at a location in New York City and at such reasonable times as shall be designated by Landlord) to Tenant for review by its employees or Tenant's regular outside auditors. Tenant shall, subject to possible adjustment thereafter in accordance with the following, initially pay the amounts of additional rent claimed by Landlord, including the items or amounts in dispute. In the event that such a dispute is not settled within two (2) months after notice of such dispute has been delivered to Landlord, the dispute shall be determined by a nationally recognized accounting firm selected as follows ("Accountants"). Landlord and Tenant shall each, within fifteen (15) days, select one (1) independent firm of Accountants, and such two (2) Accountants shall together select a third firm of Accountants, which third firm shall be the Accountants who shall resolve the dispute. The Accountants shall, subject to the above time limitations, be entitled to review all records relating to the disputed items. The determination of the Accountants shall be final and binding upon both Landlord and Tenant and the Accountants' expenses shall be borne by the party against whom the decision is rendered; provided, that if more than one item is disputed, the expenses shall be apportioned equitably according to the net amount in issue decided for and against such respective parties.

        If the Accountants determine that Tenant has made an overpayment, Landlord shall reimburse Tenant for the amount of the overpayment within thirty
(30) days following such determination. If the Landlord shall fail to pay the same while Tenant still has an obligation under this Lease to pay any Fixed Annual Rent or additional rent to Landlord, Tenant shall have the right to deduct the amount of such items from any installments of Fixed Annual Rent or additional rent or other charges due or becoming due under this Lease.

        (b) The rights and obligations of Tenant and Landlord under this Article 38 shall survive the expiration or earlier termination of this Lease, provided that Expense Payments and Tax Payments shall be prorated to reflect any partial final year of the Term of this Lease.


                                   ARTICLE 39

                      TENANT'S USE OF BUILDING COMMON AREAS

        39.01 Subject to and in accordance with Landlord's rules and regulations for the Building, Tenant and its invitees shall have the right to use, in common with Landlord and other tenants, the Building's entrances, ground floor lobby and corridors, passenger elevators, freight elevators, loading docks, accessways, public and fire stairways and sidewalks for all customary purposes (the "Common Areas").


                                   ARTICLE 40

                                    INSURANCE

     40.01 A. Tenant shall not do or suffer or permit anything to be done in or about the Demised Premises or the Building which would: (a) subject Landlord to any liability for injury to any person or property, (b) cause any increase in the insurance rates applicable to any policies of insurance carried by Landlord covering the Property, the Building or the rental income to be derived therefrom or the Building equipment or other property of Landlord, or cause insurance companies of good standing to refuse to insure the aforesaid interests of Landlord in amounts reasonably satisfactory to Landlord, (c) result in the cancellation of any policy of insurance or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Landlord or (d) violate any insurance requirement.

        B. If, solely and proximately as the result of any failure by Tenant to comply with the terms of Article 40.01, the insurance rates applicable to any policy of insurance carried by Landlord covering the Property, the Building or the rental income to be derived therefrom or the Building equipment or other property of Landlord, shall be increased, Tenant agrees to pay Landlord, as additional rent, within fifteen (15) days after Landlord's demand therefor, the portion of the premiums for said insurance attributable solely and proximately thereto. A schedule or rule book issued by the Insurance Service Office or any other insurance rating organization having jurisdiction, or the rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Demised Premises and the Building and the rental income to be derived therefrom.

        C. Tenant shall secure and keep in full force and effect throughout the Term, at Tenant's sole cost and expense (a) Comprehensive General Liability Insurance, written on an occurrence basis, to afford protection in an amount not less than Three Million and 00/100 Dollars ($3,000,000.00) combined single limit for personal and bodily injury and death arising therefrom and Broad Form property damage arising out of any one occurrence in, upon, adjacent to or in connection with the Demised Premises or any part thereof, which insurance shall include coverage for contractual liability, owner's protective liability, independent contractor's liability and completed operations liability; (b) insurance upon Tenant's Property (which term as used in this subsection C shall not be deemed to include paneling, partitions, lighting fixtures, built-in cabinet work or other property incorporated into the Building as opposed to Tenant's equipment, furniture, furnishings and other articles of movable personal property owned by Tenant located in the Demised Premises) in an amount equal to the full replacement value thereof (collectively, "Tenant's Property") (including an "agreed amount" endorsement), including any increase in value resulting from increased costs, with coverage against such perils and casualties as are commonly included in "all risk" insurance policies (including breakage of glass within the Demised Premises, sprinkler leakage and limited collapse); (c) Broad Form Boiler and Machinery Insurance on all air conditioning equipment, miscellaneous electrical apparatus, boilers and other pressure vessels or systems, if any, whether fired or unfired, installed by Tenant (or by Landlord, at Tenant's expense), if any, in or near the Demised Premises, either as part of the extended coverage insurance mentioned in Article 40.01.C(b), or for 100% of replacement cost; (d) during the course of construction of any Tenant's Changes and until completion thereof, Tenant's property insurance shall include "alterations and additions" coverage (including limited collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Landlord and Tenant (and their respective contractors and subcontractors) and the holders of any Underlying Interests (provided Tenant is given advance notice of the identity and addresses of the holder of such Underlying Interest) in all work incorporated in the Building and all materials and equipment in or about the Demised Premises; and (e) Workers' Compensation Insurance, as required by law. All such insurance shall contain only such "deductibles" as Landlord shall reasonably approve. In addition, prior to any entry upon the Demised Premises by Tenant or any of Tenant's employees, agents or contractors, Tenant shall deliver or cause to be delivered to Landlord certificates evidencing that all insurance required hereunder is in full force and effect. Tenant shall have the right to insure and maintain the insurance coverages set forth in this Article 40.01 under blanket insurance policies covering other premises occupied by Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this Lease; provided that upon request, Tenant shall deliver to Landlord a certificate of Tenant's insurer evidencing the portion of such blanket insurance allocated to the Demised Premises.

        D. All such insurance shall be written by an insurance company in a financial size category of not less than XII, provided, however, that an insurance company in a financial size category of less than XII but greater than VII shall require the prior written consent of the Landlord, which consent shall not be unreasonably withheld, and with general policy holders' rating of not less than B+, as rated in the most current available "Best's" insurance reports, or the then equivalent thereof, and licensed to do business in New York State and authorized to issue such policies. All policies of insurance procured by Tenant shall contain endorsements providing that (a) such policies may not be reduced or canceled (including for non-payment of premium) or allowed to lapse with respect to Landlord, any mortgagee of the Property or ground lessor whose name and address have been furnished to Tenant, except after thirty (30) days' prior notice from the insurance company to each, sent by certified mail; (b) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord or any other party is or may be named as an additional insured (on the Comprehensive General Liability Insurance only); and
(c) that such insurance shall be primary for all purposes to the extent required and applicable hereunder. Duly executed certificates of insurance (including endorsements and evidence of the waivers of subrogation required pursuant to this Lease) or, if required by Landlord, certified copies of duplicate originals of the original policies, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord, on or before the Commencement Date.

        Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this lease, and all policies of insurance procured by Tenant shall be written as primary policies not contributing with or in excess of coverage that Landlord may carry.

        E. All insurance procured by Tenant under this Article 40.01 shall be issued for the benefit of Landlord, Tenant and the holders of any Underlying Interests, as their respective interests may appear.

        F. Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other casualty a waiver of the insurer's right of subrogation against the other party or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives before the casualty the right of recovery against any party responsible for a casualty covered by such policies, or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall cease to be obtainable, the other party shall be named as an additional insured in the Comprehensive General Liability policy, provided, however, that Tenant shall at no time be named a loss payee under any of Landlord's insurance policies. Notwithstanding the foregoing, any failure by Tenant as an additional insured promptly to endorse to the order of Landlord any instrument for the payment of money under a policy of which Landlord is the owner or original or primary insured shall be a default under this Lease.

        G. Each party hereby releases the other party from any claim (including a property damage claim for negligence) which it might otherwise have against the releasee for any loss, cost or expense resulting from damage to or destruction of its property resulting from fire or other casualty (including rental value or business interruption) occurring during the Term.

        H. The releases and waivers of subrogation referred to in Articles 40.01.F and G shall also apply to any mortgagee of the Property and any lessor under any overlease hereinafter entered into by Landlord.

        I. If, as a result of Tenant's receiving an abatement of Fixed Annual Rent or additional rent resulting from untenantability of the Demised Premises, Landlord receives proceeds from any insurance policy which it shall maintain, then notwithstanding anything elsewhere herein to the contrary, Tenant shall, if the casualty damage was caused by Tenant, be entitled to receive an abatement thereof to the extent of the amount of such insurance proceeds. Landlord shall take all reasonable actions to collect such insurance proceeds to which it is entitled; provided, however, that Landlord shall not be required to institute any legal proceedings for the collection of such proceeds.

        J. In the event that (i) Landlord, for any reason, other than by reason of any default by Tenant, fails to fulfill any covenant or provision of this Lease on its part to be performed, and (ii) such failure materially and adversely interferes with the conduct of Tenant's business, then notwithstanding anything elsewhere herein to the contrary, Tenant shall receive an abatement of Fixed Annual Rent and additional rent equal to the amount of any insurance proceeds that Landlord receives as a result of Tenant's receiving such abatement. Landlord shall take all reasonable actions to collect such insurance proceeds to which it is entitled; provided, however, that Landlord shall not be required to institute any legal proceedings for the collection of such proceeds.

        40.02 Except to the extent expressly provided in Article 40.01, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers which Tenant may have under law or the provisions of this Lease in connection with any damage to the Demised Premises or the Building other than by fire or other casualty.


                                   ARTICLE 41

                            CONDITIONS OF LIMITATION

        41.01 Supplementing the provisions of Article 16 hereof, if this Lease is not terminated under Article 16 and is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq. or any statute of similar nature and purpose ("Bankruptcy Code"), all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. Any monies received by Landlord or on behalf of Tenant during the pendency of any proceeding in bankruptcy shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under this Lease. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated fixed annual rent, additional rent or any other charges under this Lease, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

        41.02 If, at any time, (a) Tenant shall comprise two (2) or more persons, or (b) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Article 41.01, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease.


                                   ARTICLE 42

                       ASSIGNMENT, MORTGAGING, SUBLETTING

        42.01 Except as otherwise expressly provided in this Article 42, Tenant shall not without, in each instance, obtaining the prior consent of Landlord,
(a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet all or part of the Demised Premises or, except as expressly permitted in ss. 42.01(b), allow the same to be used or occupied by others or in violation of Articles 2 and 45, (c) mortgage, pledge or encumber this Lease or all or part of the Demised Premises in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant for all or part of the Demised Premises or for an assignee of this Lease. For purposes of this Article 42, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any other entity (partnership or otherwise) which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 42, and (iv) a modification, amendment or extension without Landlord's prior written consent of a sublease previously consented to by Landlord shall be deemed a new sublease. Tenant agrees to furnish to Landlord upon demand at any time and from time to time such information and assurances as Landlord may reasonably request that neither Tenant, nor any subtenant, shall have violated the provisions of this Article 42.01.

        42.02 The provisions of subclause 42.01 shall not apply to transactions entered into by Tenant with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred, provided (a) such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (b) the assignee or successor entity has a net worth at least equal to or in excess of the net worth of Tenant either
(i) immediately prior to such merger, consolidation or transfer or (ii) as of the date hereof, whichever is greater.

        42.03 Any assignment or transfer, whether made with Landlord's consent as required by Article 42.01 or without Landlord's consent pursuant to Article 42.02, shall not be effective unless and until (a) the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall (i) assume the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this
Article 42 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future, and (b) in the case of an assignment or transfer pursuant to Article 42.02 Tenant or its successor shall have delivered to Landlord financial statements certified by a reputable firm of certified public accountants evidencing satisfaction of the net worth requirements referred to in
Article 42.02. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the fixed annual rent and all additional rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

        42.04 The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage or otherwise, with a third party, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of the Tenant under this Lease, the liability under this Article 42.04 of Tenant or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification), shall continue to be no greater than if such agreement or modification had not been made.

        42.05 Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or to a subletting of all or a portion of the Demised Premises to not more than one (1) subtenant for the remainder of the Term of this Lease, provided:

               (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

               (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit, financial responsibility and security is, considering the responsibilities involved, reasonably satisfactory to Landlord;

               (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Demised Premises are, in Landlord's reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the Demised Premises are located;

               (d) The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building, during the six (6) months immediately preceding Tenant's request for Landlord's consent unless Landlord shall then have no comparable space available for rent in the Building;

               (e) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Demised Premises shall be borne by Tenant and shall otherwise be subject to the provisions of Articles 3 and 57 with respect to alterations, installations, additions or improvements;

               (f) Each assignment or sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to further assign or sublet all or part of the Demised Premises or to allow same to be used by others, without the consent of Landlord in each instance, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the Demised Premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Demised Premises and to apply the net amounts collected to the fixed annual rent and additional rent due hereunder, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Demised Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant and (vi) the subtenant shall be required to pay its proportionate share of Tenant's Tax Payment and Tenant's Expense Payment;

               (g) Tenant shall, together with requesting Landlord's consent hereunder, have paid Landlord any costs reasonably incurred by Landlord to review the requested consent including any attorneys' and other professionals' fees and expenses reasonably incurred by Landlord;

               (h) The proposed subtenant or assignee is not a tenant with a use and occupancy prohibited by Articles 2 and 45 (there shall be no expansion of the use of the Demised Premises beyond that permitted for Tenant's occupancy);

               (i) Any such subletting will result in there being no more than two (2) occupants (which term shall mean Tenant and all subtenants) occupying the Demised Premises. In the case of a subletting of a portion of the Demised Premises, the portion so sublet and the remaining portion of the Demised Premises shall be regular in shape and suitable for normal renting purposes;

               (j) Tenant shall have granted to Landlord or its agent for a period of sixty (60) days, at Landlord's election, the exclusive right to sublease the Demised Premises or such portion thereof as Tenant proposes to sublet, or to assign this Lease, as the case may be, and Tenant shall pay to Landlord's agent upon execution of such sublease, assignment, release or other disposition a commission computed in accordance with Landlord's agent's standard rates and rules then in effect for the locality in which the Demised Premises are located;

               (k) The subletting or assignment shall not be at a lower rental rate than that being charged by Landlord at the time for similar space then available in the Building; and

               (l) The proposed assignment or sublease shall provide that it is subject to the Landlord's rights under Article 42.06. Tenant shall have complied with the provisions of Article 42.06 and Landlord shall not have made any of the elections provided for therein;

        42.06 A. If Tenant seeks Landlord's consent to assign this Lease or sublet all or any portion of the Demised Premises, Tenant shall, no later than thirty (30) days prior to the effective date anticipated for such assignment or sublet ("Effective Date") deliver to Landlord executed counterparts of any such agreement and all ancillary agreements with the proposed assignee or sublessee, as applicable, and Landlord shall then have the right to elect by notice to Tenant given within fifteen (15) days after such delivery (x) to consent or refuse to consent to such assignment or sublease or (y) to elect to:

               (a)    With respect to a proposed assignment of this Lease:

                      (i) terminate this Lease as of the Effective Date as if it were the Expiration Date set forth herein; or

                      (ii) accept an assignment of this Lease from Tenant in
               which event Tenant shall promptly execute and deliver to Landlord or Landlord's designee an assignment of this Lease in form reasonably satisfactory to Landlord's counsel which shall be effective as of the Effective Date;

               (b) With respect to a proposed subletting of the entire Demised Premises:

                      (i) proceed under subclause (a)(i) or (a)(ii) above; or

                      (ii) accept a sublease from Tenant of the entire Demised
               Premises in which event Tenant shall promptly execute and deliver to Landlord or Landlord's designee a sublease for the remainder of the Term hereof less one (1) day commencing with the Effective Date on (x) the rental terms specified in the proposed sublease or (y) the rental terms specified in this Lease, as elected by Landlord in its notice to proceed under this subclause (b)(ii); and

               (c) With respect to a proposed subletting of less than the entire Demised Premises:

                      (i) terminate this Lease as to the portion of the Demised
               Premises affected by such subletting as of the Effective Date in which case Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease in form satisfactory to Landlord; or

                      (ii) accept a sublease from Tenant of the portion of the
               Demised Premises affected by such subletting in which event Tenant shall promptly execute and deliver to Landlord or Landlord's designee a sublease for the remainder of the term hereof less one (1) day commencing with the Effective Date at (x) the rental terms specified in the proposed sublease or (y) the rental terms specified in this Lease on a per rentable square foot basis, as elected by Landlord in its notice to proceed under this subclause (c)(ii).

        B. In the event that this Lease shall be assigned to Landlord or Landlord's designee or if all or part of the Demised Premises shall be sublet to Landlord or Landlord's designee pursuant to this Article 42.06, the provisions of any such assignment or sublease and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a superior lease unless such holder shall elect by written notice to Tenant to succeed to the position of Landlord or its designee thereunder.

        C. If Landlord should elect to have Tenant execute and deliver a sublease back to Landlord pursuant to the provisions of Article 42.06.A., said sublease shall be in form reasonably satisfactory to Landlord's counsel and on all the terms contained in this Lease, except that:

               (a) The rental terms shall be those specified by Landlord as provided in subclause 42.06.A(b)(ii);

               (b) The sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the Demised Premises, Tenant shall pay to subtenant (i) the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the Demised Premises and to provide access thereto and (ii) the estimated cost of such other work as was to be paid for or performed by Tenant pursuant to any sublease for which Landlord's consent was requested;

               (c) The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, or assign the sublease, without Tenant's consent;

               (d) The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that such subtenant may desire to authorize;

               (e) Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto;

               (f) Any consent required by Tenant, as sublessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord;

               (g) There shall be no limitation as to the use of the sublet premises by the subtenant thereunder; and

               (h) Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such noncompliance.

        D. If pursuant to the exercise of any of Landlord's options under this
Article 42.06, this Lease is terminated as to only a portion of the Demised Premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Article 38 shall be adjusted in proportion to the portion of the Demised Premises affected by such termination.

        E. If the Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

               (a) in the case of an assignment, an amount equal to seventy percent (70%) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) less the amount of any reasonable rental concession and work allowance and all reasonable out-of-pocket expenses incurred by Tenant
        (i) to physically prepare the Demised Premises for occupancy, (ii) for brokerage commissions and (iii) reasonable attorneys' fees (not to exceed the aggregate amount of $10,000); and

               (b) in the case of a sublease, seventy percent (70%) of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per rentable square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or furnishings or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) less the amount of any reasonable rental concession and work allowance, and all reasonable out-of-pocket expenses incurred by Tenant (i) to physically prepare the subleased space for occupancy, (ii) for brokerage commissions and (iii) reasonable attorneys' fees (not to exceed the aggregate amount of $10,000).

        The sums payable under this Article 42.06.E. shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

        F. If Landlord exercises any of its options under this Article 42.06, Landlord shall be free to, and shall have no liability to Tenant if Landlord shall, lease the Demised Premises or any portion thereof with respect to which one of such options exercised, to Tenant's proposed assignee or subtenant, as the case may be.

        G (a) If Tenant (for the purposes of this Article 42.06.G., the term Tenant shall include its trustee in bankruptcy) assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide arm's length offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty
(20) days after receipt of such offer by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide arm's-length offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease from and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

        (b) The term "adequate assurance of future performance" as used in this Lease shall mean (in addition to the assurances called for in said Section 365(b)(3) of the Bankruptcy Code) that any proposed assignee shall, among other things, (i) deposit with Landlord on the assumption of this Lease as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, an amount equal to the fixed annual rent and additional rent for the twelve (12) month period immediately preceding the assumption of this Lease, which sum shall be held in accordance with the provisions of Article 34 hereof, (ii) furnish Landlord with financial statements of such proposed assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth at least equal to five (5) times the then fixed annual rent plus additional rent payable in the year such statements shall be furnished, (iii) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such proposed assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such proposed assignee of its obligations under the Lease.

        (c) If, at any time after Tenant may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Article 16 of this Lease, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said
Article 16, Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (i) pay to Landlord all fixed annual rent, additional rent and other items of rent charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same annual fixed rent (and other items of rent changes) and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (1) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and to the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (2) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (3) such new lease shall require Tenant to pay all fixed annual rent, additional rent and other items of rent changes reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder. The provisions of this Article 42.06.G. shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 43

                                   ELECTRICITY

        43.01 Tenant shall purchase its electric current directly from the public utility serving the Building for all of the electric current consumption of the Demised Premises, including without limitation, the heating, ventilation and air-conditioning system ("HVAC") for the Demised Premises, and Tenant shall be responsible for the payment of all bills therefor. If Tenant shall fail to pay any such bills, Landlord, at its option, may pay the same and collect such payment with interest (as set forth in Article 56) as additional rent.

        43.02 After the initial leasing of the Demised Premises, if one or more electric meters measure the consumption of electric current by Tenant and another lessee of space in the Building (i.e., more than one tenant on a floor), or if there is no meter measuring Tenant's consumption of electric current in the Demised Premises, Tenant agrees to pay to Landlord or Landlord's designated agent charges for electric current consumed by Tenant reasonably determined by Landlord's Electrical Consultant. Bills therefor, at the rate charged to Landlord for such electric current, including but not limited to fuel adjustment charges (as determined for each month of the relevant period and not averaged), rate adjustment charges and/or any other factors used by the utility company servicing the Building to calculate Landlord's rate, plus the amount of sales tax imposed thereon by any governmental or recognized authority, shall be rendered at such times as Landlord may elect and shall be payable by Tenant as additional rent. Tenant shall permit Landlord's Electrical Consultant to make surveys in the Demised Premises from time to time during normal business hours regarding the electrical equipment and fixtures and the use of electric current therein. Tenant acknowledges that the Demised Premises include one hundred percent (100%) of the rentable area of the 19th floor. If there is a meter or are meters solely measuring Tenant's direct consumption of electricity for the Demised Premises, Tenant shall be obligated to pay all charges on such meter in accordance with Article 43.01.

        43.03 Landlord has caused the electric utility which services the Building to furnish electric meter(s), and Landlord has furnished certain panel board(s), wiring, feeders and risers which are necessary to provide electricity to the Demised Premises, and, throughout the term of this Lease, Landlord shall maintain same in good condition and repair. Landlord at Tenant's sole cost and expense shall be responsible for any repair, maintenance and replacement of any electric meter, panel board and all wires, wiring, feeders and risers serving the Demised Premises that is made necessary by Tenant's need for or use of more electrical energy than the existing equipment is able to supply or overload thereof, and Tenant shall pay Landlord's reasonable charges therefor on demand. Tenant covenants that (i) at no time shall the use of electrical energy in the Demised Premises exceed the capacity of the existing feeders or wiring installations then serving the Demised Premises, and (ii) it has ascertained from its own engineers that the present capacity is sufficient for its present electrical needs. Tenant shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or serving the Demised Premises or any additions to the business machines, office equipment or other appliances (other than typewriters and similar low energy consuming office machines) in the Demised Premises which utilize electrical energy, without the prior consent of Landlord in each instance.

        43.04 At Tenant's request, Landlord shall furnish and install all replacement lighting, tubes, lamps, starters, bulbs, and ballasts required in the Demised Premises and Tenant shall pay to Landlord or its designated contractor, upon demand, the then charges reasonably established by Landlord therefor as additional rent.


                                   ARTICLE 44

                          ACCESS; CHANGE IN FACILITIES

        44.01 All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air conditioning, plumbing, electrical and other mechanical facilities, service closets and other Building facilities, and the use thereof, as well as access thereto after reasonable (under the circumstances) notice, through the Demised Premises for the purposes of operation, decoration, maintenance, alteration and repair, are hereby reserved to Landlord. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment of the Building as well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators, stairs, toilets and other public parts of the Building, as it may deem necessary or desirable, provided any such change does not materially and adversely interfere with Tenant's use of the Demised Premises or the services furnished to the Demised Premises (in doing so, Landlord shall act in such a manner as to minimize interference with the conduct of Tenant's business in the Demised Premises) and (c) does not reduce the floor area of the Demised Premises by more than two percent (2%) thereof (without an appropriate adjustment in fixed annual rent). Nothing contained in this Article 44.01 shall impose any obligation upon Landlord with respect to the operation, decoration, maintenance, alteration or repair of the Demised Premises or the Building beyond that expressly provided elsewhere in this Lease.

        44.02 Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not materially and adversely interfere with Tenant's use and occupancy of the Demised Premises or the services furnished to the Demised Premises, materially and adversely affect the appearance thereof reduce the floor area thereof, by more than two percent (2%) (without an appropriate adjustment in fixed annual rent) or materially and adversely affect the layout of the Demised Premises. Where access doors are required in or adjacent to the Demised Premises for mechanical trades, Landlord shall furnish and install such access doors and confine their location, wherever practical to closets, coat rooms, toilet rooms, corridors and kitchen or pantry rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

        44.03 Landlord or Landlord's agents shall have the right to enter the Demised Premises at all reasonable times with reasonable advance notice (except that Landlord or Landlord's agents shall have the right to enter the Demised Premises at any time and without notice in the event of an emergency involving immediate danger (i) to human life or limb or (ii) to the Building or the Demised Premises) for any of the purposes specified in this Lease, including without limitation, Article 44 and (a) to examine the Demised Premises or for the purpose of performing any obligation of Landlord or exercising any right or remedy reserved to Landlord in this Lease; (b) to exhibit the

Demised Premises to others during the last six (6) months of the Term during business hours; (c) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including the maintenance of all air conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems as Landlord may deem necessary or desirable; and (d) to take all materials into and upon the Demised Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance. During the last twelve (12) months of the Term, Landlord may place upon the Building notices of space to be leased or sold, including, without limitation, notices identifying the floor location of the Demised Premises stating "To Let" and "For Sale" which notices Tenant shall permit to remain without molestation. If Tenant, its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary because of an emergency as described above, Landlord may use a master key or forcibly enter the Demised Premises. The holder of all Underlying Interests shall have the right to enter the Demised Premises at all reasonable times with reasonable advance notice to examine the Demised Premises or for the purpose of exercising any right reserved to Landlord under this Article 44. In the exercise of its rights under this Article 44.03, Landlord shall act in such a manner as to minimize interference with the conduct of Tenant's business in the Premises.

        44.04 Landlord, Landlord's agents and consultants and representatives of Landlord's insurance carriers shall have the right to permit access to the Demised Premises at reasonable times and with reasonable (under the circumstances) advance notice to Tenant by any representative of the fire, police, building, sanitation or other department of the city, state or federal governments. Neither anything contained in this Article 44.04, nor any action taken by Landlord under this Article 44.04, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

        44.05 The exercise or non-exercise of any right reserved to Landlord in this Article 44 shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents, or the holder of any Underlying Interests.


                                   ARTICLE 45

                                 PROHIBITED USE

        45.01 Supplementing the provisions of Article 2, in no event shall Tenant ever use or occupy the Demised Premises in contravention of the Rules and Regulations or as a (a) savings bank, state or federal savings and loan association, commercial bank, to the extent its activities involve dealings with the general public at the Demised Premises or such banking transactions would bring more people to the Demised Premises than would executive and general office use, trust company or safe deposit business, (b) facility for the sale or distribution of tickets for railroad, steamship, airline or bus transportation or as a travel agency or any use related thereto (c) employment or recruitment agency; (d) school, college, university or educational institution whether or not for profit; (e) government (domestic or foreign) or any subdivision or agency thereof; (f) wholesale or retail sales or showroom facility; and/or (g) restaurant or any facility selling or serving food or beverages (except for an office pantry) and in no event shall there be cooking (other than in a microwave oven provided for Tenant's employees and guests) of food in the Demised Premises.

        45.02 Those portions, if any, of the Demised Premises which are identified as toilets and utility areas, shall be used by Tenant only for the purposes for which they are designed.

        45.03 Tenant shall not use or permit the use of the Demised Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of any Certificate of Occupancy for the Demised Premises or the Building, and Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience, annoyance or peril to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or peril. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

        45.04 If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Demised Premises, and if the failure to secure such license or permit might or would, in any way, affect Landlord, including without limitation, Landlord's insurance policies or mortgages, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the requirements of such license or permit.

                                   ARTICLE 46

                                    BROKERAGE

        46.01 Tenant represents that in the negotiation of this Lease it dealt with no brokers other than Colliers ABR, Inc. and Julien J. Studley, Inc. (collectively the "Brokers") and that the Brokers are the sole brokers who negotiated this Lease. Landlord agrees to pay the Brokers any commissions earned by them in connection with this Lease in accordance with separate agreements. Tenant shall indemnify and hold Landlord harmless from any and all losses, damages, liabilities and expenses arising out of any inaccuracy or alleged inaccuracy of its above representation, including court costs and attorneys' fees. Landlord shall have no liability for brokerage commissions arising out of a sublease or assignment by Tenant, and Tenant shall and does hereby indemnify and hold Landlord harmless from any and all liability for brokerage commissions arising out of any such sublease or assignment.


                                   ARTICLE 47

                                     NOTICES

        47.01 A. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests, consents or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing and

               (a) if to Tenant, sent to it, attn: President, with a courtesy copy of default notices to Blank Rome Tenzer Greenblatt LLP, 405 Lexington Avenue, 14th Floor, New York, New York 10174, attn: Cecily Dexter, Esq., by a nationally recognized overnight courier service, or by registered or certified U.S. mail, return receipt requested, postage prepaid, addressed to Tenant's address as set forth on the first page of this Lease prior to Tenant's occupancy of the Demised Premises, and thereafter, addressed to it at the Building or to such other address as Tenant may designate as its new address for such purpose by notice given to Landlord in accordance with the provisions of this Article 47; and

               (b) if to Landlord, sent to it by a nationally recognized overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord's address as set forth in this Lease or to such other address as Landlord may designate as its new address for such purpose by notice given to Tenant in accordance with the provisions of this Article 47.

        B. Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given on the earlier of:

               (a) the date of actual receipt by Tenant; or

               (b) three (3) days after the date mailed, if mailed to Landlord or Tenant as provided in this Article 47.

                                   ARTICLE 48

                              ESTOPPEL CERTIFICATE

        48.01 At any time and from time to time upon not less than twenty (20) days' prior notice by Landlord to Tenant, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing in form satisfactory to Landlord certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the fixed annual rent and additional rent have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any term, covenant or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof.

                                   ARTICLE 49

                  NON-LIABILITY AND INDEMNIFICATION; SURRENDER

        49.01  Supplementing the provisions of Article 8,

               (a) Except to the extent otherwise provided in (c) below, Tenant shall defend and indemnify and save Owner, Owner's agents, Owner's personnel and the holders of any Underlying Interests harmless from and against any and all losses, claims, liability, expenses (including reasonable counsel fees and expenses), penalties, fines and damages which, either directly or indirectly, in whole or in part, arise out of or result from (i) the negligence or willful misconduct of Tenant, its subtenants, agents, invitees, licensees, contractors or employees; (ii) any act or occurrence in the demised premises, unless caused by negligence or willful misconduct of Owner, its agents, contractors or employees; (iii) judgments, citations, fines or other penalties rendered or assessed against Owner as a result of Tenant's failure to comply with all federal, state and local laws, safety and health regulations relating to the Demised Premises, provided that Owner agrees to give Tenant prompt notice of any such violation hereafter asserted by any government agency;

        and (iv) the breach of any provision of this Lease by Tenant, its agents, contractors or employees (including, but not limited to, any loss and/or liability resulting from delay by Tenant in surrendering the Demised Premises upon the termination of the Lease and any loss and/or liability which Owner may sustain in the event that any insurance carried by Landlord shall be canceled as a result of any failure by Tenant to comply with the terms of Article 40). In case any action or proceeding is brought against Owner, Owner's agents, Owner's personnel or the holder of any Underlying Interests by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

               (b) Except to the extent otherwise provided in (c), (d) and (e) below, Owner shall defend and indemnify Tenant and save Tenant harmless from and against any and all losses, claims, liability, expenses and damages which, either directly or indirectly, in whole or in part, arise out of or result from (i) the negligence or willful misconduct of Owner, its agents or employees; (ii) judgments, citations, fines, or other penalties rendered or assessed against Tenant as a result of Owner's failure to comply with all notices of violation of laws which Landlord is, in accordance with provisions elsewhere herein, responsible to cure, provided that Tenant agrees to give Landlord prompt notice of any such violation asserted by any government agency; and (iii) the breach of any provision of this Lease by Owner. In case any action or proceeding is brought against Tenant, Tenant's agents or Tenant's personnel by reason of any such claim, Owner, upon written notice from Tenant, will, at Owner's expense, resist or defend such action or proceeding by counsel approved by Tenant in writing, such approval not to be unreasonably withheld.

               (c) In accordance with ss. 40.01.G. hereof, neither Landlord nor Tenant shall have any liability to the other for damage to the other's property resulting from fire or other casualty or for consequential damages.

               (d) Notwithstanding anything herein to the contrary, but subject to the provisions of subparagraphs 49.01(c) hereof as well as the indemnification provisions of this Lease, neither Landlord nor Landlord's agents, nor Landlord's officers, directors, employees, contractors, shareholders and principals (disclosed or undisclosed) (collectively, "Landlord's Personnel") shall be liable to Tenant, its employees, agents, contractors and licensees for any loss, cost, liability, claim, damage and expense, including counsel fees and expenses, penalties and fines incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's Property and/or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or occupant of the Building or of any owners or occupants of adjacent or contiguous property) occasioned by or from explosion, falling plaster, electricity, smoke, water, snow or ice being upon or coming through or from the street, roof, subsurface, skylight, trapdoor or windows, electric wiring, plumbing, dampness, water, gas, steam or other pipes or sewage, or the failure of the air conditioning or refrigeration system, or the breaking of any electric wire, the bursting, leaking or running of water from any tank, washstand, watercloset, waste-pipe, sprinkler system, radiator, or from any other pipe in, above, upon or about the Building or the Demised Premises or which may at any time hereafter be placed therein, except to the extent caused by the gross negligence or willful misconduct of Landlord's Personnel. No property, other than such as might normally be brought upon or kept in the Demised Premises as incident to the reasonable and appropriate use of the Demised Premises for the purposes herein permitted will be brought upon or be kept in the Demised Premises. Any Building employees to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agents with respect to such property, and neither Landlord nor Landlord's Personnel shall be liable for any loss of or damage to any such property by theft or otherwise, except to the extent caused by the gross negligence or willful misconduct of Landlord's Personnel.

               (e) Notwithstanding the foregoing and further supplementing the provisions of Article 8, neither (a) the performance by Landlord, Tenant or others of any decorations, repairs, alterations, additions or improvements of whatever nature, in or to the Building (including but not limited to improvements in structure and Building systems) or the Demised Premises, nor (b) the failure of Landlord or others to make any such decorations, repairs, alterations, additions, or improvements, nor
        (c) any latent defect in the Building or in the Demised Premises, nor
        (d) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subclauses (a) through (d) shall constitute an actual or constructive eviction, in whole or in part, or except as may be elsewhere herein expressly provided, entitle Tenant to any abatement or diminution of rent, or relieve Tenant of any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's agents, other than such liability as may be imposed upon Landlord by law for Landlord's negligence or the negligence of Landlord's agents in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed.

        49.02 Tenant shall pay to Landlord, as additional rent, and Landlord shall pay to Tenant, within fifteen (15) days next following rendition by Landlord or Tenant to the other party of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages and expenses for which Landlord or Tenant indemnifies the other pursuant to this Article 49. Each party's obligations under this Article 49.02 shall survive the termination of this Lease.

        49.03 (a) In any action brought to enforce the obligations of Landlord under this Lease, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord's interest in the Building, and no such judgment shall be the basis of execution on, or be a lien on, assets of Landlord other than its interest in the Building. If Landlord or any successor in interest to Landlord shall be an individual, joint venturer, tenant-in-common, general or limited partnership, other unincorporated association or other unincorporated aggregate of individuals

(collectively, "unincorporated Landlord") and shall at any time have any liability under, pursuant to or in connection with this Lease, neither Tenant nor any other person or entity shall seek any personal or money judgment against unincorporated Landlord or any joint venturer, tenant-in-common, partner or member of Landlord, including Landlord's Personnel, under or pursuant to this Lease or otherwise, and Tenant shall look solely to the interest of unincorporated Landlord in the Building for the satisfaction of any remedy Tenant may have for breach by unincorporated Landlord of this Lease, or otherwise.

        (b) Whenever in this Lease Landlord's consent or approval is required, such consent or approval shall mean prior written consent or approval. Whenever Tenant shall claim under this Lease, that Landlord has unreasonably withheld or delayed its consent to some request of Tenant, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedies therefore shall be a right to obtain specific performance, but in any event without recovery of damages. If either party withholds its consent or approval, it shall specify the reason(s) therefor in writing. Notwithstanding the foregoing, however, Tenant hereby waives any claim for damages against Landlord that it may have based upon any assertion that Landlord or its agent unreasonably withheld or delayed its consent or approval, or exercised its judgment or imposed a requirement, rule, regulation or determination or designation or otherwise acted unreasonably. Whenever Tenant alleges that Landlord has acted unreasonably with respect to a matter arising under this Lease, Tenant's sole remedy therefor shall be to bring an action for declaratory judgment or specific performance requiring Landlord to act reasonably in the applicable matter or, in the alternative, Tenant may send a notice to Landlord specifying the matter with respect to which it alleges that Landlord acted unreasonably and electing to have the dispute resolved by an expedited hearing procedure conducted in accordance with the rules of the American Arbitration Association as then in effect in New York City, and subject also to the following:

               (1) The hearing officer shall have no authority to make any determination other than to require Landlord to act in a reasonable manner as to the matter in dispute.

               (2) The determination by the hearing officer shall be conclusive upon the parties and shall be made within seven (7) days after the hearing is completed.

               (3) If Landlord is determined not to have acted unreasonably, Tenant shall pay the fees of the hearing Officer. If Landlord is determined to have acted unreasonably, Landlord shall pay such fees.

        49.04 In the event Tenant remains in possession of the Demised Premises after the termination of this Lease, Landlord may, at its option (to be exercised by notice to such effect to Tenant) and in addition to any and all other rights Landlord may have in such a case, deem Tenant to be occupying the Demised Premises as a tenant from month-to-month, at a monthly rental equal to two (2) times the fixed annual rent and additional rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy.

        49.05 If this Lease be terminated as provided in Article 17 and Article 56 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises pursuant to Landlord's rights under this Lease after a default by Tenant hereunder, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease:

               (a) That the Demised Premises shall be, upon such earlier termination or re-entry pursuant to Landlord's rights under this Lease after a default by Tenant hereunder, in the same condition as that in which Tenant has agreed to surrender them to Landlord on the Expiration Date; and

               (b) That, for the breach of subclause (a) above, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for agreed damages therefor, the then actual and reasonably incurred competitive cost of performing such covenant, plus interest thereon at two percent (2%) per annum above the Prime Rate for the period between the date Landlord performs such covenants and the date Tenant pays such costs.

Each and every covenant contained in this Article 49.05 shall be deemed separate and independent, and not dependent on any other term of this Lease.

        49.06 Supplementing the provisions of Article 17 hereof, and notwithstanding anything contained herein to the contrary notwithstanding, if Landlord terminates this Lease pursuant to Article 17 and Article 56 of this Lease and such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Article 16 or any similar proceeding, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any Bankruptcy Code proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within sixty (60) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Article 42.06.G(b) hereof, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to said trustee, Tenant or Tenant as debtor-in possession, and upon the expiration of said five
(5) day period this Lease shall cease and expire as aforesaid and said trustee, Tenant or Tenant as debtor-in-possession shall immediately quit and surrender the Demised Premises as aforesaid.

        49.07 Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice

Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article 49.


                                   ARTICLE 50

                                SECURITY DEPOSIT

        50.01 (a) As security for the full and punctual performance by Tenant of all of the terms of this Lease, Tenant shall, on the Commencement Date, deliver to Landlord an unconditional irrevocable letter of credit in the amount of $308,424 issued by a bank satisfactory to Landlord (the "Original Letter of Credit") under which Landlord may from time to time draw down sums (at a branch located in New York City) equal to amounts unpaid by Tenant when due hereunder following any applicable notice and cure period hereunder, such sums to be applied by Landlord in payment of such sums. Tenant shall have the right to reduce the security required hereunder to ($231,318) on or after the fifth (5th) anniversary of the Commencement Date, provided that Tenant is not then in default hereunder beyond any applicable notice and grace period.

               (b) At least 30 days prior to the expiration of the Original Letter of Credit or any prior replacement letter of credit, Tenant shall deliver to Landlord a replacement letter of credit issued by the same issuer or another issuer satisfactory to the Landlord, containing the terms specified in the Original Letter of Credit. If Landlord makes a draw under any letter of credit because Tenant has failed to timely deliver a satisfactory replacement letter of credit to Landlord, the amount so drawn may be held by Landlord and applied by it from time to time in payment of sums unpaid by Tenant when due hereunder.

               (c) In the event Tenant defaults in the performance of any of the terms of this Lease, including the payment of rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default following any applicable notice and cure period hereunder in respect of any of the terms of this Lease, including any damages or deficiency in the re-letting of the Demised Premises, whether accruing before or after summary proceedings. In the case of every such use, application or retention, Tenant shall on demand, either pay to Landlord the sum so used, applied or retained which shall be added to the security deposit, or increase the letter of credit by such sum, so that the security deposit shall be replenished to its original amount.


                                   ARTICLE 51

                                DIRECTORY LISTING

        51.01 Landlord shall provide Tenant with 3.74% of the total spaces on a directory which shall be located in the ground floor lobby of the Building throughout the term of this Lease for Tenant's and permitted subtenant's name only. Landlord's acceptance of any name other than Tenant's shall not be deemed to be a consent to a sublease or assignment.


                                   ARTICLE 52

                                      AS IS

        52.01 Landlord shall deliver and Tenant shall accept the Demised Premises in their "as is" condition on the Commencement Date. Landlord shall not be required to provide any construction allowance or perform any work in the Demised Premises.


                                   ARTICLE 53

                              INTENTIONALLY DELETED


                                   ARTICLE 54

                              INTENTIONALLY DELETED


                                   ARTICLE 55

                              INTENTIONALLY DELETED


                                   ARTICLE 56

                                  RENT DEFAULTS

        56.01 Supplementing the provisions of Article 17 hereof, if Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of five (5) days after such installment or payment shall have become due, Tenant shall pay interest thereon at the lesser of (a) two percent (2%) per annum in excess of the Prime Rate or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay, from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent; provided, however, that up to two times within any 12 month period, Tenant shall be entitled to receive written notice of its failure to pay any such installment and for those two times shall not be liable for such interest if Tenant pays such installment to Landlord within ten (10) days of receiving such notice. This provision is in addition to all other rights or remedies available to Landlord for nonpayment of fixed annual rent or additional rent under this Lease and at law and in equity. If Tenant shall default in the payment of fixed annual rent or additional rent, more than two (2) times in any period of six (6) months, then, notwithstanding that such defaults shall have each been cured within the applicable grace period, if any, as provided in this Lease or Landlord has otherwise accepted cures of any such defaults, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve a ten (10) days' notice of termination upon Tenant without affording to Tenant an opportunity to cure or accepting any cure by Tenant of such further default.


                                   ARTICLE 57

                 ALTERATIONS, REPAIRS; PLANS AND SPECIFICATIONS

        57.01 Supplementing the provisions of Article 3 and 4, Tenant covenants and agrees that, prior to the commencement of any alterations, installations, additions, improvements, repairs or replacements (other than installation of moveable furniture and equipment and installation of wall coverings, painting and the hanging of pictures and the laying of carpet and other purely decorative changes, for which Tenant shall not be required to obtain Landlord's consent), individually, a "Tenant's Change" and collectively, "Tenant's Changes", Tenant shall submit to Landlord, for Landlord's prior written approval, complete detailed architectural plans and specifications with detailed mechanical plans and specifications for the proposed Tenant's Changes if such detailed plans and specifications are required to be filed with any governmental authority and if not, then with plans and descriptions sufficient in Landlord's reasonable judgment, for Landlord to knowledgeably provide approval or disapproval, together with a construction time schedule (to be prepared by and at the expense of Tenant) of such proposed Tenant's Changes in form reasonably satisfactory to Landlord, and shall reimburse Landlord for any reasonable cost or expense incurred thereby in connection with Landlord's review and approval of such plans and specifications. In no event shall any material or equipment be incorporated in or to the Demised Premises in connection with any such Tenant's Changes which is subject to any lien, security agreement, charge, mortgage or encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement. No Tenant's Changes shall be undertaken, started or begun by Tenant or its agents, employees, contractors or any one else acting for or on behalf of Tenant until Landlord has approved such plans and specifications, and no amendments thereto shall be made without the prior written consent of Landlord, which approval and consent shall not be unreasonably withheld, delayed or conditioned in the case of non-structural changes which do not affect any Building systems. Tenant agrees that it will not at any time prior to or during the Term of this Lease, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any labor difficulty with other contractors and/or labor engaged by Tenant or Landlord or others engaged in the construction, maintenance and/or operation of the Building or any part thereof. Where any Tenant's Change involves or affects the plumbing, electrical, heating, ventilating and air conditioning or any other Building system, Tenant shall as a precondition for obtaining Landlord's consent to such Tenant's Change, provide to Landlord at Tenant's expense a report certified by a professional engineer licensed under the laws of the State of New York, providing in substance that such Building system shall not be adversely affected by the implementation of such proposed Tenant's Change, and if Landlord shall in its discretion permit the implementation of such proposed Tenant's Change, and Tenant shall undertake the same, Tenant shall in performing same take all steps necessary to ensure that the service provided by such Building system shall not be interrupted thereby. Landlord shall not unreasonably withhold or delay its consent to a proposed Tenant Change.

        57.02 Tenant, at its expense, and with all due diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with any Tenant's Changes which shall be issued by the Department of Buildings or any other public authority having or asserting jurisdiction over the Building. If any mechanic's, materialman's or laborer's lien is filed against the Demised Premises or the Building, for work claimed to have been done for, or materials, or labor furnished to Tenant, whether or not done pursuant to this Article, the same shall be discharged, or bonded over, by Tenant within thirty (30) days after Tenant receives notice thereof, at Tenant's expense, including any expense incurred in connection with the filing of any bond required by law. Tenant shall obtain and deliver to Landlord appropriate lien waivers executed by all contractors, mechanics and materialmen used to perform Tenant's Changes.

        57.03 In no event, however, shall Landlord (a) be liable in any manner for payment or otherwise to any contractor, subcontractor, laborer or supplier of materials or equipment in connection with the purchase of any such materials or equipment for Tenant's Changes or (b) have any obligation to pay any compensation to Tenant by reason of its acquisition of title to any such materials or equipment.

        57.04 Tenant shall provide, or cause to be provided, and thereafter shall keep in full force and effect, or cause to be kept in full force and effect, during the performance of Tenant's Changes and until all have been completed, at no cost to Landlord, such insurance as is required pursuant to
Article 40 of this Lease. In addition, such insurance (x) shall contain an endorsement stating that the insurance is to be primary for all purposes and that "permission is granted to complete and occupy", and (y) if any offsite storage location is used, shall cover, for full replacement value, all materials and equipment on or about any such offsite storage location intended for use with respect to the Demised Premises. No Tenant's Changes shall be commenced until Tenant shall have delivered to Landlord (and, if required, to any mortgagee) the original policies or certificates of such insurance and satisfactory proof that workmen's compensation insurance has been procured to cover all persons employed in connection with the Tenant's Changes.

        57.05 In connection with any Tenant's Changes the installation of which shall involve an expenditure by Tenant in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00), there shall be delivered to Landlord a contractor's completion bond of a surety company licensed to do business in the State of New York, running to the Landlord as obligee conditioned on the completion of the work in accordance with the plans and specifications and the provisions of this Lease, free and clear of all mechanics' or other liens and free and clear of all financing statements under the Uniform Commercial Code. Such bond shall be in such amount and in such form and written by such company as the Landlord shall approve, which approval Landlord shall not unreasonably withhold. The bond may also include as obligee, as its interest may appear, the holder of any Underlying Interest. In lieu of a completion bond Tenant may deliver to Landlord a performance and payment bond of a surety company as above described, running to the Landlord and to the holder of any Underlying Interest. Such performance and payment bond must be acceptable to the holder of such Underlying Interest, must be in the amount of the entire cost of construction of Tenant's Changes in accordance with the plans and specifications as approved by Landlord as such cost of construction is stipulated in the construction contract between Tenant and its general contractor and must guarantee the full performance of the contract for the construction of Tenant's Changes in accordance with the plans and specifications as approved by Landlord.

        57.06 All Tenant's Changes shall be made and completed within the time schedule set forth in the plans and specifications approved by Landlord and in compliance and conformity with all applicable laws, ordinances, rules, regulations, licenses, permits and requirements of all governmental authorities and national and local Boards of Fire Underwriters and similar bodies. Promptly after the completion of all or any part of any Tenant Changes, Tenant shall deliver to Landlord, all approvals by governmental authorities, if any, of the completed alterations as may be required by any applicable law or ordinance or any applicable rule or regulation of governmental authorities, and all such insurance organizations' approvals, if any, as may be required or customary in connection therewith, and shall deliver photocopies thereof to Landlord, together with as built architectural drawings. All Tenant's Changes shall be performed in a manner which will not materially interfere or disturb other lessees of the Building and Landlord shall have the right from time to time and upon reasonable notice to inspect Tenant's Changes.


                                   ARTICLE 58

                             INCONSISTENT PROVISIONS

        58.01 In the event of any inconsistencies between the provisions of the Rider to this Lease and the printed provisions of this Lease, the provisions of this Rider shall control.


                                   ARTICLE 59

                   ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS;
                                  GOVERNING LAW

        59.01 This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, except by a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.

        59.02 Tenant expressly acknowledges that neither Landlord nor Landlord's agents has or is making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

        59.03 This Lease shall be governed in all respects by the laws of the State of New York.

        59.04 Within ten (10) days following any transfer by Landlord of its ownership interest in the Property, Landlord shall provide Tenant with written notice of such transfer of the Property and the name and address of the successor Landlord to whom Tenant should send future rent payments and notices (the "Transfer Notice"). Tenant shall not be liable to any successor Landlord for any rent payments made to a predecessor Landlord prior to its receipt of a Transfer Notice.

        59.05 The language of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. The rule of construction which allows a court to construe a document more strictly against its author shall not govern the interpretation of this Lease.

        59.06 No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given by this Lease or now or hereafter existing at law or in equity. The failure of either party to insist upon the strict performance of any obligation shall not be deemed a waiver thereof.

        59.07 If either party shall at any time be in default under this Lease and if the non-defaulting party shall institute an action or summary proceeding against the defaulting party based upon such default, then the losing party will reimburse the prevailing party for its reasonable attorneys' fees and disbursements.

        59.08 If any provision of this Lease, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.


        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                                     LANDLORD:

                                     461 FIFTH AVENUE ASSOCIATES, L.L.C.


                                     BY:   MITSUI FUDOSAN AMERICA, INC., its
                                           sole member


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title


                                     LEASEHOLD MORTGAGEE:

                                     MITSUI FUDOSAN AMERICA, INC.


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title


                                     TENANT:

                                     CROSS MEDIA MARKETING CORP.


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                      SCHEDULE A



                                   FLOOR PLAN


                                   [Attached]

                                                                      SCHEDULE B


                               DESCRIPTION OF LAND


        All that certain lot, piece or parcel of land together with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County of New York, City of New York and State of New York and bounded and described as follows:

        BEGINNING at the corner formed by the intersection of the easterly side of Fifth Avenue with the northerly side of East 40th Street, running thence EASTERLY along the northerly side of East 40th Street 122 feet 6 inches; thence NORTHERLY parallel with Fifth Avenue through a party wall 93 feet 3 inches; thence WESTERLY nearly parallel with the northerly side of East 40th Street 27 feet 6 inches more or less to a point distant 95 feet easterly from Fifth Avenue and 92 feet 7 inches northerly from the northerly side of East 40th Street; thence WESTERLY and parallel with the northerly side of East 40th Street 95 feet to the easterly side of Fifth Avenue; and thence SOUTHERLY along the easterly side of Fifth Avenue 92 feet 7 inches to the point or place of beginning.

        SAID premises being more commonly known as 461-469 Fifth Avenue, New York, New York, and One East 40th Street, New York, New York.

                                                                      SCHEDULE C



                             [INTENTIONALLY DELETED]

                                                                     SCHEDULE D


RULES AND REGULATIONS

1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from tenants' premises for tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of tenants, in such manner as it deems best for the benefit of the tenants generally.

2. The cost of repairing any damage to the public portions of the building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of a tenant, shall be paid by such tenant.

3. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenants' employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant's premises or the Building under the provisions of this rule.

4. No tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage (except food and beverage deliveries for Tenant's employees and guests) towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning of other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within tenant's premise and under such regulations as may be reasonably fixed by Landlord.

5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by Landlord shall be used in tenant's premises.

6. There shall not be used in any space, or in the public halls of the Building, either by tenant or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards. All deliveries to tenants, except mail, shall be made to such place as Landlord shall designate and shall be distributed to tenants only during the hours from 8:00 A.M. to 12:00 noon and 2:00 P.M. to 4:00 P.M. on business days, excluding labor strikes.

7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in the tenant's premises except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant except in compliance with applicable law.

9. Tenant shall not permit any cooking or food odors emanating from the demised premises to seep into other portions of the Building.

10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

11. Tenant shall not display any sign, graphics notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the premises or the Building at places visible from anywhere outside or at the entrance to the premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion except that Landlord will not unreasonably withhold or delay its consent to a sign with tenant's name on it in the elevator lobby adjacent to the tenant's premises provided the same complies with Landlord's then-existing standards and requirements for signs and is otherwise in keeping with the first class, high-quality nature of the Building. Any such consent by Landlord shall be upon the understanding and condition that tenant will remove the same at the expiration or sooner termination of tenant's lease and tenant shall repair any damage to the demised premises or the Building caused thereby. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to tenant violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of tenant's lease, all keys to tenant's premises and toilet rooms shall be delivered to Landlord.

13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or tenant's premises. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in tenant's premises except in a manner approved by Landlord.

14. No tenant shall engage or pay any employees in the Building, except those actually working for tenant in the Building or advertise for laborers giving an address at the Building.

15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the tenant's premises, or for manufacturing or for other similar purposes.

16. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

17. Each tenant shall, at its expense, provide artificial light in tenant's premises for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

18. No tenant's employees shall loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

19. All tenants, at their sole expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

20. Any cuspidors, or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of such tenant.

21. All tenants shall use only the designated service elevator for deliveries and only at hours prescribed by Landlord. Bulky materials, as determined by Landlord, may not be delivered during usual business hours but only thereafter. Tenants agree to pay for use of the service elevator at rates prescribed by Landlord.

22. No tenant shall have right of access to the roof of tenant's premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of tenant's premises or the Building without the prior written consent of Landlord. Any aerial, fan, air conditioner or device installed without such written consent shall be subject to removal, at tenant's expense, without notice, at any time.

                                                                      SCHEDULE E

                             CLEANING SPECIFICATIONS


A.      Office Areas

        1. Empty, clean and damp dust all waste receptacles and remove waste papers and rubbish from the Premises nightly; wash receptacles as necessary.

        2. Empty and clean all ash trays, screen all sand urns nightly and supply and replace sand as necessary.

        3. Vacuum all rugs and carpeted areas in offices, lobbies and corridors nightly.

        4. Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, paneling, window sills and all other horizontal surfaces nightly; wash window sills when necessary.

        5.     Damp wipe and clean all glass furniture tops nightly.

        6. Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass and partitions nightly.

        7.     Wash clean all water coolers nightly.

        8.     Damp mop spillage in office and public areas as required.

        9.     Damp dust all telephones nightly.


B.      Wash Rooms

        1.     Mop, rinse and dry floors nightly.

        2.     Scrub floors monthly.

        3.     Clean all mirrors, bright work and enameled surfaces nightly.

        4.     Wash and disinfect all basins, urinals and bowls nightly.

        5. Damp wipe all partitions and outside surfaces of all dispensers and receptacles nightly.

        6. Empty and sanitize all receptacles and sanitary disposals nightly; clean and wash at least once per week.

        7. Fill toilet tissue, soap, towel and sanitary napkin dispensers nightly.

        8. Clean flushometers, piping, toilet seat hinges and other metal work weekly.

        9.     Clean all tile walls from trim to floor monthly.

        10. Vacuum all louvers, ventilating grilles and dust light fixtures necessary.


C.      Floors

        1. Asphalt, vinyl, rubber or other composition floors and bases to be dust mopped nightly.

        2.     Vinyl tile floors will be waxed and buffed monthly.

        3.     All floors stripped and rewaxed as necessary.

        4.     All carpeted areas and rugs to be vacuum cleaned nightly.

        5. Carpet shampooing will be performed at Tenant's request and billed to Tenant.


D.      Glass

        1. Clean the outside and inside of all perimeter windows as necessary.

        2. Clean glass entrance doors and adjacent glass panels as necessary.

E.      High Dusting (Quarterly)

        1. Dust and wipe clean all closet shelving when empty and vacuum all floors in closets if such are empty.

        2. Dust all picture frames, charts, graphs and similar wall hangings.

        3. Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.


F.      Day Service

        1. At least once, but no more than twice during the day, check ladies' washroom for toilet tissue and sanitary napkin replacements.

        2. Supply toilet tissue, soap and towels in men's and ladies' washrooms and sanitary napkins in ladies' washrooms as necessary.


G.      General

        1. Interior and exterior of metal elevator car and hatch doors (including saddles) serving Premises to be cleaned and treated as necessary.

        2. Wipe all interior metal window frames, mullions and other unpainted interior metal surfaces of the perimeter walls of the Building each time the interior of the windows is washed.

        3.     Clean all metal hardware and other bright work as necessary.

        4. Dust and/or wash all directory boards as required, remove fingerprints and smudges nightly.

        5. Maintain Building lobby, corridors and other public areas in a clean condition. All of the foregoing work shall be performed on business days only.

                                TABLE OF CONTENTS


ARTICLE 37  COMMENCEMENT AND END OF TERM


ARTICLE 38  TAX AND EXPENSE ESCALATION


ARTICLE 39  TENANT'S USE OF BUILDING COMMON AREAS


ARTICLE 40  INSURANCE


ARTICLE 41  CONDITIONS OF LIMITATION


ARTICLE 42  ASSIGNMENT, MORTGAGING, SUBLETTING


ARTICLE 43  ELECTRICITY


ARTICLE 44  ACCESS; CHANGE IN FACILITIES


ARTICLE 45  PROHIBITED USE


ARTICLE 46  BROKERAGE


ARTICLE 47  NOTICES


ARTICLE 48  ESTOPPEL CERTIFICATE


ARTICLE 49  NON-LIABILITY AND INDEMNIFICATION; SURRENDER


ARTICLE 50  SECURITY DEPOSIT


ARTICLE 51  DIRECTORY LISTING


ARTICLE 52  AS IS


ARTICLE 53  INTENTIONALLY DELETED


ARTICLE 54  INTENTIONALLY DELETED


ARTICLE 55  INTENTIONALLY DELETED


ARTICLE 56  RENT DEFAULTS


ARTICLE 57  ALTERATIONS, REPAIRS; PLANS AND SPECIFICATIONS


ARTICLE 58  INCONSISTENT PROVISIONS


ARTICLE 59  ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS;
               GOVERNING LAW



SCHEDULES

A       Floor Plan - 19th Floor

B       Description of Land

C       Intentionally Deleted

D       Rules and Regulations

E       Cleaning Specifications